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AKSYS, LTD. AND SUBSIDIARY                                            Exhibit 11
(a development stage enterprise)

Statement Regarding Computation of Net Loss Per Share


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                                            Three months ended Sept. 30,                 Nine months ended Sept. 30,
                                         -----------------------------------         -------------------------------------
                                               1999               1998                     1999                1998
                                         ---------------    ----------------         ----------------    -----------------
Net loss                                 $    (4,562,935)   $     (3,592,746)        $     (6,492,204)   $     (11,080,359)
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Weighted average common
    shares outstanding                        14,886,412          14,709,205               14,843,754           14,626,780
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Net loss per share, basic and diluted    $         (0.31)   $          (0.24)        $          (0.44)   $           (0.76)
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